UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 24, 2009
Stanley Furniture Company, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-14938	54-1272589

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1641 Fairystone Park Highway, Stanleytown, Virginia	24168

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (276) 627-2000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 25, 2009, the Company announced that Glenn Prillaman had been elected President and Chief Operating Officer of the Company. Biographical information for Mr. Prillaman is incorporated herein by reference to the information presented in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2008 filed with Securities and Exchange Commission on February 2, 2009.
A copy of the press release announcing Mr. Prillaman’s election is attached hereto as Exhibit 99.1.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On August 24, 2009, the Board of Directors of the Company approved an amendment and restatement of the Company’s Bylaws. Section 1 and Section 5 of Article IV were amended to add the title of President. Certain conforming changes were made to other sections of the Company’s Bylaws.
The foregoing description of the amendments to the Company’s Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws. This description should be read in conjunction with the Company’s Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Stanley Furniture Company, Inc. Bylaws Amended and Restated, effective August 24, 2009.

99.1	Press Release, dated August 25, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

STANLEY FURNITURE COMPANY, INC.
Date: August 25, 2009	By:	/s/ Albert L. Prillaman
Albert L. Prillaman
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Stanley Furniture Company, Inc. Bylaws Amended and Restated, effective August 24, 2009.

99.1	Press Release, dated August 25, 2009.